UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2025

AMERICAN PICTURE HOUSE CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	000-56586	85-4154740
(State of Incorporation)	Commission File Number	(IRS Employer Identification No)

Principal Executive Offices:

1135 Kildaire Farm Road, Suite 200

Cary, NC 27511

(Registrant’s telephone number, including area code) 1-877-416-5558

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2025, Jonathan Sanger notified American Picture House Corporation (the “Company”) of his intention to resign as President of the Company. Pursuant to his notice, Mr. Sanger’s resignation became effective as of August 30, 2025.

At the time of his notice, Mr. Sanger and the Company were engaged in a dispute regarding certain compensation matters under his consulting agreement. This dispute did not involve any disagreement with the Company on any other matter relating to the Company’s operations, policies, or practices.

The Company’s Board of Directors has initiated a process to evaluate and implement any necessary adjustments to management responsibilities following Mr. Sanger’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PICTURE HOUSE CORPORATION

Dated: September 19, 2025	By:	/s/ Bannor Michael MacGregor
Bannor Michael MacGregor, CEO